EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A of our independent auditors’ report dated May 25, 2023, related to the financial statements of House Hack, Inc., as of December 31, 2022, and for the period then ended.

Very truly yours,

/s/ dbbmckennon

Newport Beach, California

August 23, 2023